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                                                                 EXHIBIT (c)(11)

                               FARAH INCORPORATED

                  1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         1. PURPOSE. The purpose of this 1996 Non-Employee Directors Stock Option Plan (this "Plan") is to provide certain directors of Farah Incorporated (the "Company") with a proprietary interest in the Company through the granting of stock options ("Options") which will

         a. increase the interest of the Non-Employee Directors (as defined below) in the Company's welfare;

         b. furnish an incentive to the Non-Employee Directors to continue their services for the Company; and

         c. provide a means through which the Company may attract able persons to serve on the Board of Directors of the Company (the "Board").

         2.       ADMINISTRATION.

         a. This Plan shall be administered by the Board. The Board may from time to time prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of this Plan, as may be advisable in its opinion in the administration of this Plan, and subject to the terms of this Plan shall prescribe the provisions of the stock option agreements to be issued hereunder and make all other determinations and interpretations necessary or advisable for administrating this Plan and the stock option agreements.

         b. A majority of the Board shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board, shall be the acts of the Board. All decisions, determinations and interpretations of the Board shall be final and binding on all persons interested in this Plan.

         3. PARTICIPANTS. Each director of the Company who is not at the time of the grant of an Option an officer or employee of the Company (a "Non-Employee Director") is to be granted Options under the Plan, and upon such grant will become a participant in the Plan.

         4.       SHARES AND OPTIONS UNDER THIS PLAN.

         a. The stock to be subject to Options granted under this Plan shall be shares of the Company's common stock, no par value per share (the "Common Stock"), which may be either authorized and unissued or treasury stock.

         b. Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding Option, the aggregate number of shares that have been authorized for issuance under this Plan, and the exercise price of any outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, payment of a stock dividend with respect to the Common Stock, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Option.

         c. In the event of the proposed dissolution or liquidation of the Company, or a proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Company with or into another corporation, any Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board; provided, however, that the Board may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Non-Employee Director the right to exercise

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the participant's Option as to all or any part of the shares covered by such
Option, including shares of Common Stock as to which the Option would not otherwise be exercisable at that time.

         d. The total amount of stock reserved for issuance or sale upon the exercise of Options shall be 300,000 shares (subject to adjustment in accordance with Section 4(b)).

         e. In the event any outstanding Option for any reason expires, is canceled or otherwise terminates, the shares allocable to the unexercised portion of such Option shall again be available for issuance under this Plan.

         5. ALLOTMENT OF SHARES. Subject to approval by the Company's shareholders pursuant to Section 5(b), grants of Options under the Plan shall be as described in Section 5.

         a. Each Non-Employee Director shall be granted an Option to purchase 5,000 shares of Common Stock of the Company on September 30, 1996 and thereafter shall be granted an Option to purchase 2,500 shares of Common Stock of the Company on the last day of each March, June, September, and December of each year in which this Plan is in effect (each such date a "Grant Date"). Each such Option shall be effective as of the Grant Date therefor.

         b. The Plan shall be submitted to the Company's shareholders for approval except as provided below. The Board may grant Options under the Plan prior to the time of shareholder approval, which Options will be effective when granted, but if for any reason the shareholders of the Company do not approve the Plan prior to one year after the date of adoption of the Plan by the Board, all Options granted under the Plan will be terminated and of no effect, and no Option may be exercised in whole or in part prior to such shareholder approval. Notwithstanding the foregoing, in the event that Rule 16b-3 of the General Rules and Regulations to the Securities Exchange Act of 1934 ("Rule 16b-3") and the rules of the New York Stock Exchange, Inc. (the "NYSE") are amended to eliminate the requirement of such shareholder approval from and after the date of adoption of the Plan by the Board, no such shareholder approval shall be required under this Plan and all Options granted hereunder shall continue in full force and effect.

         6. GRANT OF OPTIONS. All Options under the Plan shall be automatically granted as provided in Section 5. The grant of Options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, but not inconsistent with the Plan.

         7. OPTION PRICE. The exercise price of each share of Common Stock covered by an Option under the Plan shall be equal to the average between the high and low sales price of the Common Stock as reported by the NYSE or such other exchange if the Common Stock is not traded on the NYSE on the Grant Date (the "Fair Market Value"). In the event the Grant Date is not a business day or the Common Stock is not traded otherwise on the NYSE or such other exchange on such date, then the exercise price shall be the average between the high and low sales price of the Common Stock as reported by the NYSE on the first trading day immediately preceding the Grant Date.

         8. OPTION PERIOD. The period during which a participant's Options shall be in force will begin on the Grant Date and will terminate at the first of the following:

         a.       5 p.m. on the fifth anniversary of the Grant Date;

         b. 5 p.m. on the date 180 days following the date of the Non-Employee Director's death or disability; or

         c. 5 p.m. on the date 60 days following the date the Non-Employee Director ceases to be a director of the Company for any other reason other than death or disability, or such longer period as the Board may deem appropriate.

         9. VESTING. Fifty percent (50%) of each Option granted under this Plan shall vest and become exercisable on the first anniversary of the Grant Date of such Option. The remaining fifty percent (50%) of each Option granted under this Plan shall vest and become exercisable on the second anniversary of the Grant Date of such Option. No Option shall be exercisable after the fifth anniversary of the Grant Date of such Option.

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         10.      CONDITIONS TO THE EXERCISE OF OPTIONS.

         a. As a condition to the exercise of an Option and provided the Non-Employee Director has not held the Option for a period of six months from the Grant Date, the Non-Employee Director shall agree not to dispose of the Common Stock obtained upon exercise of the Option until the expiration of six months from the first anniversary of the Grant Date of the Option unless such disposition is in a transaction which is exempt from the provisions of Section 16 of the Securities Exchange Act of 1934 as amended (the "Exchange Act").

         b. An Option may not be exercised for fractional shares of stock of the Company.

         11. NON-ASSIGNABILITY. An Option may be transferred or assigned by will or by the laws of descent and distribution upon the death of the Non-Employee Director. In the Board's discretion and prior to the death of the Non-Employee Director, Options may be transferred to a member of the participant's family or to a trust, partnership or other entity which is, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Non-Employee Director or members of the participant's family. Any transfer or other assignment except as expressly permitted herein, whether voluntary, involuntary, by operation of law or otherwise, shall immediately void the Option.

         12. RIGHTS IN EVENT OF DEATH OR DISABILITY. If the Non-Employee Director dies or becomes disabled prior to termination of his/her right to exercise an Option in accordance with the provisions of his/her stock option agreement without having totally exercised the Option, the Option may be exercised to the extent the Non-Employee Director could have exercised the Option on the date of his/her death or disability at any time prior to the earlier dates specified in Section 8(a) or (b) hereof by (I) the participant's estate or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Non-Employee Director in the event of the participant's death, or (ii) the Non-Employee Director or his/her personal representative in the event of the participant's disability, subject to other terms of the Plan and applicable laws, rules and regulations. For purposes of the Plan, the Board shall determine the date of disability of the Non-Employee Director.

         13. PAYMENT. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. A Non-Employee Director may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but the Non-Employee Director must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

                  (a) by certified check, bank draft or money order payable to the order of the Company;

                  (b) with approval of the Board, through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price; or

                  (c) by any combination of the above methods of payment or any other method as permitted by the Board.

         The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. The Company may, in its discretion, require a Non-Employee Director to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, the Non-Employee Director may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by the Non-Employee Director shall be at the sole discretion of the Board.

         14. AMENDMENT AND DISCONTINUANCE. The Board may at any time amend this Plan, provided that, except as permitted by Section 4(b), no amendment without approval of the shareholders shall: (a) increase the total number

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of shares for which Options may be granted, (b) change the manner of determining the price at which shares may be purchased, (c) change the class of persons eligible to receive Options under this Plan, or (d) change the provisions relating to the administration of this Plan by the Board. Notwithstanding the foregoing, in the event that Rule 16b-3 is amended to eliminate the requirement of such shareholder approval from and after the date of adoption of the Plan by the Board, no such shareholder approval of such amendments shall be required under this Plan. The Board may terminate this Plan at any time but such termination shall not affect Options previously granted and such Options shall remain in full force and effect as if this Plan had not been terminated. Notwithstanding any other provision hereof, in no event shall the provisions of this Plan be amended more frequently than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended from time to time, and the Employee Retirement Income Security Act, as amended from time to time, or the rules thereunder.

         15.      EFFECT OF THE PLAN.

         a. Neither the adoption of the Plan nor any action of the Board shall be deemed to give any director any right to be granted an Option to purchase Common Stock of the Company or any other rights except as may be evidenced by the stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

         b. Nothing in this Plan or in any Option granted pursuant to this Plan shall confer on any individual any right to continue as a director of the Company or interfere in any way with the removal of such person as a director in accordance with the Company's Articles of Incorporation and Bylaws.

         16. RESERVATION OF SHARES. During the term of this Plan and any Option exercisable hereunder, the Company shall at all times reserve and keep available, and shall obtain from any regulatory body having jurisdiction any requisite authority in order to issue or sell, such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain any authority deemed by the Company's counsel to be necessary to the lawful issuance or sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such authority shall not have been obtained.

         17. SECURITIES ACT OF 1933. Unless (a) the shares to be issued upon exercise of an Option granted under this Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended; or (b) in the opinion of counsel for the Company, no such registration is necessary, the Company shall be under no obligation to issue any shares covered by any Option.

         18. SECTION 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

         19. EFFECTIVE DATE; TERM OF PLAN. This Plan shall become effective as of September 1, 1996; provided, however, if this Plan is not approved by a majority of the shareholders of Common Stock of the Company present or represented by proxy and entitled to vote at the first annual meeting of shareholders of the Company following September 1, 1996, any Options granted under this Plan shall be null, void and of no force and effect as of their grant date, and this Plan shall terminate. Notwithstanding the foregoing, in the event that Rule 16b-3 and the rules of the NYSE are amended to eliminate the requirement of such shareholder approval from and after the date of adoption of the Plan by the Board, no such shareholder approval shall be required under this Plan and all Options granted hereunder shall continue in full force and effect. This Plan shall terminate May 31, 2001, unless sooner terminated as provided in this Plan. At the end of such term, this Plan shall expire except for Options then outstanding.

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